BEFORE THE AMERICAN ARBITRATION ASSOCIATION

HOUSTON REGION

FRANK VAZQUEZ and LAWRENCE WUNDERLICH, Claimants	§ § §
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v.	§	No. ___________________
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CYTOGENIX, INC., Respondent	§ §
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ORIGINAL STATEMENT OF CLAIM

1.

Claimants Frank Vazquez and Lawrence Wunderlich are individuals residing in Harris County, Texas.

2.

Respondent CytoGenix, Inc., is a Nevada corporation with its principal place of business at 3100 Wilcrest Drive, Suite 140, Houston, Texas 77042.

Jurisdiction and Procedural Matters

3.

The parties have conferred jurisdiction of this dispute on the American Arbitration Association by written contractual provisions in their Employment Agreements (Exhibit A, par. 9(f)).  The parties have provided therein for administration under the National Rules for the Resolution of Employment Disputes.

4.

The arbitration provision specifies that one arbitrator determine this dispute.  Claimants request AAA to issue a list arbitrators from which the parties can select the arbitrator.

5.

The arbitration provision provides that the place of arbitration shall be in Houston, Texas.

6.

The initial filing fee is submitted with this complaint.

Factual Background

7.

Frank Vazquez and Lawrence Wunderlich were, respectively, the Chief Operating Officer and Chief Financial Officer (“Claimants”) of CytoGenix, Inc. (“Respondent”).  Claimants and Respondent each signed an Employment Agreement dated January 1, 2005 (“Employment Agreements”)(Exhibit A). Additionally, Claimants and Respondent each signed Nonqualified Stock Option Agreements on June 24, 2003; January 29, 2005; and February 28, 2006 (“Nonqualified Stock Option Agreements”)(Exhibit A).  The Employment Agreements provide that Claimants may voluntarily resign following a constructive termination (a “Termination Event”), and Respondent “shall pay the Employee his Base Compensation for a period of twelve (12) months following the termination of his employment.” (Exhibit A, par.5(b)0.  In addition, paragraph 5(b) provides that Respondent shall reimburse Claimants for the payment of their COBRA or equivalent for twelve months.  According to the Nonqualified Stock Option Agreements (Exhibit A), Claimants are also entitled to receive vested stock options as specified below.

Respondent’s Suspension of Claimants Was a Constructive Termination of Employment

8.

On November 6, 2006, without prior notice or warning, Respondent gave Claimants written notice that they were suspended with pay effective immediately.  Claimants were instructed in writing to vacate the offices of Respondent and take nothing with them:  refrain from communication with any person about Respondent’s business; refrain from accessing any file by computer;

and turn in all keys to office space.  The suspension notice added, “Any violation of these directives will be considered Gross Misconduct.”  Not only did this notice constitute constructive termination under the Employment Agreements, it was also an admission that no basis existed for termination of their employment for cause.  Gross Misconduct is one of the bases defined as cause.

9.

The Employment Agreement provides that Constructive Termination shall mean the voluntary resignation of the employee within twelve months following:

“A change in the Employee’s position with the company without the Employee’s consent that materially reduces his level of authority, responsibilities, and duties.” Paragraph 5(f).

The suspension and its terms were a change in the Claimants’ respective positions as Chief Operating Officer and Chief Financial Officer to which they did not consent and which materially reduced their levels of authority, responsibilities, and duties.  On November 17, 2006, Calimants tendered their written resignations to Respondent.

Compensation Owed for Breach of Contract

10.

Paragraph 5(b) is entitled “Severance Pay” and provides the severance payments due to Claimants for their constructive terminations.  Claimants are also entitled to the following vested stock options.  Claimants are owed the following severance payments and benefits:

a.

Frank Vazquez

1.	Severance Pay-twelve months of base Compensation in the amount of $250,000.00.

2.	Twelve months of COBRA payments or its equivalent which has an approximate value of $11,893.30
3.	Unpaid vacation - $14,423.07.
4.	2005 Bonus - $120,000.00
5.	2006 Bonus- unknown
6.	Vested Stock Options
	A.	June 24, 2003 grant- 3,200,000 shares
	B.	January 29, 2005 grant- 375,000 shares
	C.	January 29, 2005 grant (second)- 2,000,000 shares
	D.	February 28, 2006 grant- 83,333 shares

b.

Lawrence Wunderlich

1.	Severance Pay-twelve months of Base Compensation in the amount of $250,000.00.
2.	Twelve months of COBRA payments or its equivalent which has an approximate value of $12,356.88
3.	Unpaid vacation - $19,230.76
4.	2005 Bonus - $120,000.00
5.	2006 Bonus- unknown
6.	Vested Stock Options
	A.	June 24, 2003 grant- 3,200,000 shares
	B.	January 29, 2005 grant- 375,000 shares
	C.	January 29, 2005 grant (second)- 2,000,000 shares
	D.	February 28, 2006 grant- 83,333 shares

Attorneys’ Fees and Costs

15.

Pursuant to Chapter 38 of the Texas Civil Practice & Remedies Code, other applicable law, and The Employment  Agreements, Claimants are entitled to recover from Respondent reasonable and necessary attorneys’ fees incurred by them in prosecuting this action.  Also, Claimants are entitled to recover all arbitration costs and administrative fees through arbitration and any appeal or enforcement action.

Conditions Precedent

16.

All conditions precedent to bringing this action have occurred or been performed.

Prayer

WHEREFORE, Claimants respectfully pray for a judgment against Respondent for the following relief:

a.	their severance payments;
b.	payment of CORBA, its equivalent, or its monetary value;
c.	unpaid vacation;
d.	pre-judgment and post-judgment interest;
e.	reasonable attorneys’ fees from termination through arbitration and any appeal or enforcement action;
f.	costs of this action; and
j.	such other and further relief to which they may show themselves justly entitled.

Respectfully submitted, /s/
Dennis Herlong (09510500) Attorney-in-Charge 440 Louisiana, Suite 900 Houston, Texas 77002 (713)228-9222 (713)228-9225 (fax)
ATTORNEY FOR CLAIMANTS

CERTIFICATE OF SERVICE

I hereby certify that the foregoing document was served on via certified mail, return receipt requested and/or hand delivery on this the 4th day of December, 2005.

Eden Sholeen

Bracewell & Giuliani

/s/
Dennis Herlong